Exhibit 10.26

                      CORN SEED PRODUCTION BOOKING CONTRACT

PARTY A: [ORIGIN COMPANY]
Address:

PARTY B:
Address:

Whereas,

In accordance with the Contract Law of People's Republic of China and the Seed Law of People's Republic of China and other relevant Chinese Laws and regulations, both of Parties, adhering to the principle of equality and mutual benefit and through friendly consultations, agree to enter into this corn seed production booking contract.

Article 1
There are [ ] units of area for the corn seed production. (the unified price shall be applied to the unified combination)

Article 2
The amount payable for the seed shall be calculated by ___ to ___ times of the commercial corn's price at the date of 15, December of the current year.

Article 3  Method of Payment
Party A shall make the payment in accordance with the standard of ___ RMB per kilogram of corn ears during one month after the purchasing of corn ears, and 90 percent of the amount for the net corn ear's purchasing shall be paid before 20, January of next year, and the rest amount shall be paid off before April of next year.

Article 4
Method of Seed Delivery shall be transporting to the processing factory of Party A, the limitation for the delivery is to [ ].

Article 5
The qualification standard for the seed: seed germinate rate-no less than ___%; genuiness of seeds: no less than ____%; seed purity: no less than ___%; Water: no higher than ___%.

Article 6
In the event of Force Majeure: the loss from the destructive earthquakes, serious flood and waterlog, drought, frostbite, typhoons, and hailstone shall be borne by the Parties respectively, and either of the parties will not compensate the other party any more.

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Article 7

Safety Isolating Standard: Hybrid is 300 meters, Self-copulation is 500 meters.

Article 8  Responsibility of Party A
1. Arrange the hybrid combination that is suitable to the local production conditions, provide the State regulated more than B level's parent seeds with consideration.
2. Provide production technical material in detail, dispatch the technicians who are satisfy the requirements from producing technical instructions to the seed producing base to provide the technical instruction for seed producing during the whole producing process.
3.    Purchase Party B produced all of certified seeds in time.
4. Comply with the technical rules for seed production and quarantine rules for seeds and seeding cultivated land, and accept the seed management and the plants' quarantine institution's supervision and inspection.
5. Party A shall bear the loss of the frozen seeds due to Party A's mistakes in the technical instruction or the provided parent materials having quality problem.

Article 9  Responsibility of Party B
1. Guarantee the water and fertilizer conditions for seed production and the safety quarantine conditions and strictly prohibit producing seed on gardening lands or wastelands; arranging the production in accordance with the variety, quantity and quality of the seeds, and delivery to the Party A as the stipulated quantity, time and place in the contract.
2. Guarantee the parent seed provided by the Party A will not be spilled over, be sold, be self-bred, or self-retained, and delivery and sale all of the produced regular Hybrid seeds to Party A.
3. Bear the economic loss arising from the inappropriate management on the cultivation, or from reduction on output as do not follow the technical requirements for seed production, or from unqualified quality of seeds as without drastic de-coated seeds or extracting stamen.
4. Party B shall bear the loss if it do not air and insolate the seeds as soon as harvest, or if it adopts improper method to make the seed to be frozen or fusty.
5. Party B shall take charge of resolving the conflicts or dissension in the process of technical instruction, and take charge of cultivating different seed corn in the production base.

Article 10  Liability for Breach of contract
1.    If the  production  combination  arranged by Party A is not  suitable  for local production conditions, or its technical instruction for the production do not reach the requirements, or the provided parent seeds are not more than the state regulated B level, Party B shall be liable for Party A's loss caused.
2. If Party A does not purchase all of regular quality seeds in time, or does not pay for the seeds, Party A shall be charged with the fine of breach of contract as % of total amount for every 10 days lapse.
3. If Party B make the seeds provided by Party A to be spilled over, be sold, be self-bred, or self-retained, in accordance with the relevant regulations, Party A may hold it to liable for the compensation that is no more than the amount of its dispose or sales of the seeds.
4. If Party A does not comply with the technical rules to produce seeds, Party A shall be liable for the loss caused, and Party A shall be returned its invested production materials or cost by Party B.

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Article 11  Miscellaneous

Article 12  Dispute Resolution
If the dispute is due to the quality of the seeds, the dispute shall be submitted to the ______ Seed Administrative Section for the quality technical arbitration; any dispute arising out of this Contract or from its performance shall be resolved through friendly consultation between the Parties. If any Party is unwilling to resolve a dispute through consultation, the dispute may be submitted to the Court.

Article 13
Matters not covered in this Contract shall be dealt with in separate instruments to be entered into by the Parties through friendly consultations and in accordance with the Contract Law of People's Republic of China and the Seed Law of People's Republic of China and other relevant Chinese Laws and regulations. The separate instruments hereof shall have the same legal force as this Contract. The appendixes of this Contract include the rules for seed production technology, the muster roll with the producing farmers' signatures and stamps, and the letters of authorization.

Article 14  The term of this Contact
From [ ]to [ ]

Article 15
This Contract is executed in two originals and two counterparts. Each Party hereto shall hold one (1) original. The counterparts shall be submitted to the Supervision Section for record.

Party A: (Stamp)
Legal Representative: (Signature)
Authorized Proxy: (Signature)

Party B: (Stamp)
Legal Representative: (Signature)
Authorized Proxy: (Signature)

Executive Place:
Executive Time:
                 Appendix: Corn Seed Production Booking Contract

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Party A: BEIJING ORIGIN SEED LIMITED-LINZE FILIALE
Party B:
Date By:

Miscellaneous:

1. Party B shall arrange the soil fertility on upper intermediate land for the seed production, and Party A's technical operation in production shall upon the strict requirement. If Party B voluntarily arranges the seed production on the soil fertility worse land, the loss of mid-long term on premature senility or dying, will afforded by Party B.

2. Party B shall organize, instruct, supervise farmers strictly follow the technical requirements of the seed production. Prior to production corn seeds tassel, Party B shall complete the seed decoating work. The rate of hybrid for Pollen Plant and/or Pod Plant must be less than 0.1%; in the term of getting rid of androecium, the rate of Pod Plant dispersing powder shall not accumulated more than 0.2%, the rate of Pollen Plant hybrid dispersing powder shall not accumulated more than 0.1%. If the seed production areas which beyond the above standards to are not qualified in the in-house re-examines, they shall be discarded, and the serious area shall be cut fully.

3. During ten days after Pod Plant finish the pollination, Party B shall ensure to thoroughly cut the Pollen Plant in seed production area. In stipulated period, if the Pollen Plant lands that are not cut promptly, the purchasing price of each kilogram seeds will be reduced by 0.05Yuan.

4. After fruit-tassel be harvested, Party B shall positively coordinate the Party A to instruct and supervise farmers to remove impurities in fruit-tassel, mildewed fruit-tassel, insect frog, rat damage seeds and so on. Party A checks the Party B produced seeds' moisture, generation rate, healthy seed rate and so on. If matching the Party A's requirement, Party A shall purchase Party B`s qualified fruit-tassel seed. Because Party B does not follow Party A's technical requirements to promptly organize and supervise farmers to air and insolate the seeds and result in frozen injury, Party B shall hand over all of seeds to Party A to transfer business processing, Party A shall refer to the local market price of commercial corns at that time and pay for the seeds.

5. When purchasing fruit-tassel if heterogeneous corn be found in the fruit-tassel seed submitted by Party B, Party A may deal with this batch of fruit-tassel seeds same as the price of commercial corn.

6. Party B secretly hold the hybrid seed produced for Party A for self-use, transfer, or sales, Party B shall compensate the Party A as 2 times of the value of the seeds that be hold for self-use, transfer or sales (9 Yuan/kilograms).

7. When purchasing the seeds, Party A shall seal seed sample by each household for the seeds submitted by Party B and to prepares the seed re-inspection and appraisal; through Party A's appraisal Party A can resist to pay the unqualified seed.

8. After purchasing the seed, Party A can re-inspect the purchased seeds, the purity of seed shall be finished the re-inspection during a growth cycle, the seed-germination rate shall be finished the re-inspection thirty days after all Party B's seeds in village be purchased.

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Party A: (Stamp)                          Party B: (Stamp)

Legal Representative:                     Legal Representative:

Authorized Proxy:                         Authorized Proxy: